SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

                          Date of Report: May 28, 1997

                           Titan Pharmaceuticals, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State of other jurisdiction of incorporation)

        0-27436                                           94-3171940
(Commission File Number)                       (IRS Employer Identification No.)


400 Oyster Point Blvd., Suite 505, South San Francisco, California      94080
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone no. including area code:  (415) 244-4990

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Item 5. Other Events

     On May 28, 1997, Ingenex, Inc. ("Ingenex"), a majority-owned subsidiary of the Registrant, entered into an agreement with Pharmaceutical Product Development, Inc. ("PPD") pursuant to which Ingenex will sell its GSX System, a research technology, to PPD for a purchase price of approximately $8.7 million in cash. The closing of the transaction is expected to take place within the next few weeks.

     Approximately $4 million of the proceeds from the sale of the GSX System are expected to be used by Ingenex to repay outstanding indebtedness to the Registrant. An additional $1.1 million of proceeds will be used to repay all outstanding amounts owed to Aberlyn Capital Management Limited Partnership under an assignment and license agreement. Repayment of such amounts had been guaranteed by the Registrant.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TITAN PHARMACEUTICALS INC.



                                     By: /s/Louis R. Bucalo
                                         -------------------------------------
                                         Louis R. Bucalo, M.D.
                                         President and Chief Executive Officer

Dated:  May 30, 1997


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